Exhibit 3.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Optimal Group Inc./

Groupe Optimal Inc.	330567-8

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de ľarticle 13 de la Loi canadienne sur les sociétés par actions, conformémént à ľavis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de ľarticle 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série ďactions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c)	en vertu de ľarticle 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de ľarticle 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw	August 26, 2009 / le 26 août 2009

Richard G. Shaw Director - Directeur	Date of Amendment - Date de modification

Industry Canada / Industrie Canada
Corporations Canada / Corporations Canada

Articles of Amendment

Form 4

Instructions

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre: www.corporationscanada.ic.gc.ca

Or send documents by mail:
**Director General, Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8**

By Facsimile:
613-941-0999

1 Corporation name

OPTIMAL GROUP INC. / GROUPE OPTIMAL INC.

2 Corporation number

330567-8

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to: **(Do not indicate the full address)**

C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

SIGNATURE: [signature]

PRINT NAME: LEON GARFINKLE

TELEPHONE NUMBER: (514) 738-2044

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

B CORP 26 AUG '09 09:29

Canada

IC 3069 (2006/12)

Industry Canada Industrie Canada Articles of Amendment Corporations Canada Corporations Canada I (Section 27 or 177 of the Canada Business Corporations Act (CBCA}) Instructions Corporation [s] Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA. OPTIMAL GROUP INC, / GROUPE OPTIMAL INC. A: If an amendment involves a change of corporate name (including the addition of the English or French version of the I corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and 2 1 Corporation number the Articles of Amendment must be accompanied by a 1 Canada-biased NUANS* search report dated not more than “7 Q ninety (90) days prior to the receipt of the articles by Corporations OOUOO — C Canada. A numbered name may be assigned under subsection 11 (2) of the CBCA without a NUANS» search, —

Industry Canada Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Optimal Group Inc./

Groupe Optimal Inc.				330567-8

Name of corporation-Dénomination de la société		Corporation number-numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de ľarticle 13 de la Loi canadienne sur les sociétés par actions, conformément à ľavis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de ľarticle 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c)	en vertu de ľarticle 179 de la Loi canadienne sur les société par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de ľarticle 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

April 7, 2004 / le 7 avril 2004
Director - Directeur	Date of Amendment - Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULAIRE 4
Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

1 — Name of the Corporation — Dénomination socials de la société	2 — Corporation No. — No de la société
OPTIMAL ROBOTICS CORP.	330567-8

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée cl-dessus sont modifiés de la façon suivante :
The name of the Corporation is changed from “Optimal Robotics Corp.” to “Optimal Group Inc. / Groupe Optimal Inc.”
The maximum number of directors is increased from nine (9) to thirteen (13).

Signature	Printed Name — Nom en letres moulées	4 - Capacity of — En qualité de	5 — Tel. No. — No de tél.
[ILLEGIBLE]	HOLDEN L. OSTRIN	Director
IC 3069 (2003/04)
APR 08 2004
APR. 08 2004

Industry Canada	Industrie Canada

Certificate	Certificate
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

OPTIMAL ROBOTICS CORP.		330567-8

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de ľarticle 13 de la Loi canadienne sur les sociétés par actions, conformément à 1’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de ľarticle 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de ľarticle 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de ľarticle 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

Director — Directeur	June 27, 2000 / le 27 Juin 2000 Date of Amendment — Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULE 4

Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

1 — Name of Corporation — Dénomination de la société	2 — Corporation No. — No de la société
OPTIMAL ROBOTICS CORP.	330567-8

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la Société mentionnée ci-dessus sont modifiés de la façon suivante:
Item 8 of the articles of continuance attached to the Certificate of Continuance dated October 17, 1996 be and is hereby amended by adding the following paragraph at the end of Schedule “B”:
“B.	The directors may appoint one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.”

Date	Signature	Title — Titre

2000-06-22	Neil S. Wechsler		Director
IC 3069 (11 -94) (cca 1387)		FOR DEPARTMENTAL USE ONLY-À L’USAGE DU MINISTÉRE SEULEMENT Filed — Déposée
JUN 27 2000
JUIN 27 2000

  Industry Canada     Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

OPTIMAL ROBOTICS CORP.		330567-8
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de ľarticle 13 de la Loi canadienne sur les sociétés par actions, conformément à 1’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de ľarticle 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de ľarticle 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of réorganization.	☐	d) en vertu de ľarticle 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

Director - Directeur	October 25, 1996/le 25 octobre 1996 Date of Amendment — Date de modification

Industry Canada	Industrie Canada

		FORM 4	FORMULE 4
Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

1. —	Name of corporation — Dénomination de la société	2. —	Corporation No. — N° de la société

	OPTIMAL ROBOTICS CORP.		330567 – 8

3. — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :
All of the Class “A” shares in the capital of the Corporation issued and outstanding immediately prior to the issuance of a certificate of amendment (the “Certificate of Amendment”) in respect of these articles of amendment shall be consolidated upon the issuance of the Certificate of Amendment, whereby each holder of Class “A” shares shall receive one (1) Class “A” share for each five (5) Class “A” shares so consolidated; provided, however, that any registered holder of Class “A” shares who is entitled to receive a fractional Class “A” share upon such consolidation shall receive one (1) whole Class “A” share in lieu of such fractional Class “A” share.

Date Oct. 23, 1996	Signature /s/ Neil Wechsler	Title — Titre
	Neil Wechsler	Director

FOR DEPARTMENTAL USE ONLY —À L’USAGE DU MINISTÈRE SEULEMENT
Filed — Déposée OCT 24 1996

  Industry Canada           Industrie Canada

Certificate	Certificat
of Continuance	de prorogation

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

OPTIMAL ROBOTICS CORP.	330567-8
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.	Je certifie que la société susmentionnée a été prorogée en vertu de ľarticle 187 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de prorogation ci-jointes.

October 17, 1996/le 17 octobre 1996

Director — Directeur	Date of Continuance — Date de la prorogation

Canada Business Corporations Act	Loi régissant les société par actions de régime fédéral	FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)	FORMULE 11 CLAUSES DE PROROGATION (ARTICLE 187)

1 - Name of Corporation	Dénomination de la société

OPTIMAL ROBOTICS CORP.

2 - The place within Canada where the registered office is to be situated	Lieu au Canada ou doit étre situé le siège social

METROPOLITAN REGION OF MONTREAL, PROVINCE OF QUEBEC

3 - The classes and any maximum number of shares that the corporation is authorized to issue.	Catégories et tout nombre maximal d’actions que la société est autorisee a emettre
     The authorized capital of the Corporation is divided into three classes, as follows:
(i)	an unlimited number of Class “A” shares;

(ii)	an unlimited number of Class “B” shares; and

(iii)	an unlimited number of Class “C” shares.
     The rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation are as follows:
     See attached Schedule “A” incorporated in this form.

4 - Restrictions if any on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

N/A

5 - Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum of Three (3); Maximum of Nine (9)

6 - Restrictions if any on business the corporation may carry on	Limites imposées a l’active commerciale de la société s’il y a lieu
     There are no restrictions in these Articles on the business which the Corporation may carry on.

7 - (1) If a change of name effected, previous name	(1) S’il y a changement de denomination, denomination anterieure

N/A

(2) Details of incorporation	(2) Details de la constitution

In Ontario by Certificate and Articles of Incorporation dated May 29, 1984

8 - Other provisions if any	Autres depositions, s’il y a lieu

See Schedule “B” incorporated in this form.

Date	Signature	Title — Title
October 15, 1996		Director

FOR DEPARTMENTAL USE ONLY - A L’USAGE DE MINISTERE SEULEMENT Corporation No. - No. de la societe	Filed Deposee
330567-8	October 18/1996

SCHEDULE “A”
3.	The rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation are as follows:
Class “A” shares
The Class “A” shares shall be designated as “common shares”, the rights of the holders thereof are equal in all respects and include the rights, among other things:
1.	to vote at all meetings of shareholders; and
2.	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive the remaining property of the Company upon dissolution.
Class “B” shares
The Class “B” shares shall be designated as redeemable, voting, non-participating Class “B” preference shares which, as a class have attached thereto the following:
1.	No dividends at any time shall be declared, set aside or paid on the Class “B” preference shares;
2.	In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class “B” preference shares shall be entitled to receive from the assets and property of the Corporation, a sum equivalent to the aggregate of the amount paid up on the Class “B” preference shares held by them respectively before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Class “A” shares, Class “C” shares or shares of any other class ranking junior to the Class “B” preference shares. After payment to the holders of the Class “B” preference shares of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation;
3.	The Class “B” preference shares shall be redeemable at any time at the option of the Corporation without the consent of the holders thereof on payment for each Class “B” preference share to be redeemed of the amount paid up thereon. In the case of redemption of Class “B” preference shares, the Corporation shall at least 30 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Class “B” preference shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Class “B” preference shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class “B” preference shares to be redeemed, the redemption price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of certificates representing the Class “B” preference shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the holders thereof shall not be entitled to exercise any of the rights of Class “B” preference shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the Class “B” preference shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class “B” preference shares to deposit the redemption price of the shares so called for redemption or of such of the said Class “B” preference shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Class “B” preference shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such Notice whichever is the later, the Class “B” preference shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or redemption date as the case may be shall be limited to receiving, without interest, their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

4.	The holders of the Class “B” preference shares shall be entitled to receive notice of and to attend at all meetings of shareholders of the Corporation and shall be entitled to one (1) vote thereat for each Class “B” preference share held at all meetings of the shareholders of the Corporation.
Class “C” shares
The Class “C” shares shall be designated as “Class “C” preference shares”, which, as a class have attached thereto the following:
1.	the Class “C” preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Class “C” preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;
2.	the Class “C” preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, rank on a parity with the Class “C” preference shares of every other series and be entitled to preference over the Class “A” shares and over any other shares of the Company ranking junior to the Class “C” preference shares. The Class “C” preference shares of any series may also be given such other preferences, not inconsistent with these articles, over the Class “A” shares and any other shares of the Company ranking junior to the Class “C” preference shares as may be fixed as provided herein;
3.	if any cumulative dividends or amounts payable on the return of capital in respect of a series of Class “C” preference shares are not paid in full, all series of Class “C” preference shares shall participate rateably in respect of such dividends and return of capital;
4.	the Class “C” preference shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine; and

5.	unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Class “C” preference shares shall be entitled to one vote at a meeting of shareholders.
Class “A”, Class “B” and Class “C” shares
If the Corporation resolves to amend its articles in the following manner,
(a)	to increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;
(b)	to effect an exchange, reclassification or cancellation of the shares of such class or series; or
(c)	to create a new class of shares equal or superior to the shares of such class, the holders of any Class “A”, Class “B” and/or Class “C” shares or any series thereof, are not entitled to vote separately as a class and shall not be entitled to dissent.

SCHEDULE “B”
8. Other provisions if any:
A.	Subject to the provisions of the Canada Business Corporations Act as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:
(i)	borrow money on the credit of the Corporation;

(ii)	issue, re-issue, sell or pledge debt obligations of the Corporation;

(iii)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

(v)	by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.
Nothing in this subparagraph shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.